                                                                    EXHIBIT 3.39

                              DEPARTMENT OF STATE

                               THE STATE OF OHIO

                                 SHERROD BROWN

                               Secretary of State

                                     326402

                                  CERTIFICATE

IT IS HEREBY CERTIFIED that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of AMA INC CHI of

MOTOR WHEEL CORPORATION

                                    Recorded on Roll G131 at Frame 1093 of the
                                    Records of Incorporation and Miscellaneous
                                    Filings.

   UNITED STATES OF AMERICA         WITNESS MY HAND AND THE SEAL OF THE
        STATE OF OHIO               SECRETARY OF STATE, AT THE CITY OF
OFFICE OF THE SECRETARY OF STATE    COLUMBUS, OHIO, THIS 30TH DAY OF MARCH,
                                    A.D. 1987.
           [SEAL]
                                    /s/ SHERROD BROWN
                                    -------------------
                                    SHERROD BROWN
                                    Secretary of State

                           CERTIFICATE OF ADOPTION OF
                       AMENDED ARTICLES OF INCORPORATION
                           OF MOTOR WHEEL CORPORATION

         Joseph C. Overbeck, President and Dale R. Martin, Secretary of Motor Wheel Corporation, an Ohio corporation (the "Corporation"), do hereby certify that:

         1. In a writing signed under the provisions of Section 1701.54 of the Ohio Revised Code, the sole shareholder of the Corporation entitled to a notice of a meeting of shareholders executed on March 21, 1987, the following resolutions adopting the Amended Articles of Incorporation of the Corporation:

         RESOLVED, that the Amended Articles of Incorporation attached as Exhibit A hereto be and hereby is approved and adopted.

         RESOLVED, that the President, any Vice President, the Secretary, and each of them, be and hereby are authorized and directed for and on behalf of the Corporation, to execute, certify, seal, file, and deliver, a Certificate of Amended Articles of Incorporation referred to in the preceding resolution and any other documents, and to take or cause to be taken any such other action which, in the judgment of such officers or officer of the Corporation, may be necessary or appropriate in connection with the adoption of such Amended Articles of Incorporation.

         2. Attached hereto is a true, correct and complete copy of the Amended Articles of Incorporation of the Motor Wheel Corporation, as so adopted by the sole shareholder.

         IN WITNESS WHEREOF, the above named officers have subscribed their names this 27th day of March, 1987.

                                        By: /s/ Joseph C. Overbeck
                                            --------------------------------
                                            Joseph C. Overbeck,
                                            President

                                       And: /s/ Dale R. Martin
                                            --------------------------------
                                            Dale R. Martin,
                                            Secretary

                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                             MOTOR WHEEL CORPORATION

                                    I. Name.

             The name of the Corporation is Motor Wheel Corporation.

                             II. Principal Office.

         The principal office of the Corporation in the State of Ohio is located in Akron in Summit County.

                                 III. Purpose.

         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                             IV. Authorized Shares

         The maximum number of shares the Corporation is authorized to have outstanding is 302,500, classified as follows: (a) 300,000 Cumulative Exchangeable Preferred Shares, without par value (the "Preferred Shares"); and
(b) 2,500 Common Shares, without par value (the "Common Shares").

A. Preferred Shares

         The Preferred Shares have the following terms and provisions:

     Section 1. Dividends

         The holders of Preferred Shares, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Preferred Shares, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors, dividends payable semi-annually on April 1 and October 1 in each year, at the rate of $11.25 per share per annum, commencing on October 1, 1987 and continuing through April 1, 1993; at the rate of $11.75 per share per annum on October 1, 1993 and April 1, 1994; at the rate of $12.25 per share per annum on October 1, 1994 and April 1, 1995; at the rate of $12.75 per share per annum on October 1, 1995 and April 1, 1996; and thereafter at the rate of $13.25 per share per annum. Such dividends shall be cumulative so that if dividends in respect of any previous or current dividend payment shall not have been paid or declared and a sum sufficient for the payment thereof set apart for payment, the deficiency shall first be fully paid before any dividend or other distribution in respect of any class of equity securities of the Corporation shall be paid or declared. Accumulations of cash dividends shall not bear interest. Dividends shall accrue ratably throughout each dividend period.

     Section 2. Voting

         (a) Except as expressly provided herein or required by the laws of the State of Ohio, the voting powers of the shareholders of the Corporation shall be vested exclusively in the holders of the Common Shares.

         (b)(i) If, and so often as, the Corporation shall not have paid or declared and set apart for payment a dividend payment when due on the Preferred Shares, then until such time as all dividends in arrears have been paid or declared and set apart for payment by the Corporation, but not longer, the holders of Preferred Shares shall be entitled to elect two members to the Board of Directors of the Corporation.

         (ii) when the voting rights provided for in paragraph (b)(i) are in effect, such rights may be exercised by the holders of Preferred Shares at the next following annual or special meeting of the shareholders of the Corporation for the election of Directors, and shall remain in effect and exercisable at each succeeding meeting of the shareholders of the Corporation until all accrued and unpaid dividends on the Preferred Shares then outstanding shall have been paid or declared and set apart for payment, whereupon the holders of Preferred Shares shall be divested of such voting rights in respect of subsequent elections of Directors whether at an annual or special meeting of shareholders of the Corporation, subject to the revesting of such voting rights pursuant to paragraph (b)(i). Holders of 50 percent of the then outstanding Preferred Shares shall have the right to call a special meeting of the shareholders of the Corporation for purposes of this Section 2(b)(ii).

         (iii) At any meeting at which the holders of Preferred Shares shall be entitled to elect Directors, the holders of 50 percent of the then outstanding Preferred Shares, present in person or by proxy, shall constitute a quorum, and the vote of the holders of a majority of the Preferred Shares so present shall be sufficient to elect the Directors which the holders of Preferred Shares are entitled to elect pursuant to this Section 2. Notwithstanding any provision of these Amended Articles of Incorporation or the Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of Directors of the Corporation, (A) the Directors who may be elected by the holders of Preferred Shares pursuant to this Section 2 shall serve in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to this Section and (B) the election of Directors by the holders of Preferred Shares shall not require the resignation of any Director elected by the holders of Common Shares. Notwithstanding any classification of the other Directors of the Corporation, the Directors elected by the holders of Preferred Shares pursuant to this
Section 2 shall be elected annually for terms expiring at the next succeeding annual meeting of the holders of Common Shares; provided, however, that whenever the holders of Preferred Shares shall be divested of the voting power as provided above, the terms of office of all persons elected as Directors by the holders of the Preferred Shares pursuant to this Section 2 shall immediately terminate and the number of Directors shall be reduced accordingly.

         Section 3. Liquidation Rights

             (a)(i) The holders of Preferred Shares shall, in the event of liquidation, dissolution or winding up of the affairs of the Corporation on or prior to April 1, 1993, be entitled to receive in full out of the net assets of the Corporation, including its capital, before any amount shall be paid to or distributed among the holders of Common Shares or any other shares of capital stock of the Corporation, $100.00 per share together with, in all cases, all past accrued and unpaid dividends. After April 1, 1993, the holders of Preferred Shares shall, in the event of liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the net assets of the Corporation, including without limitation its capital, before any amount shall be paid to or distributed among the holders of Common Shares or any other shares of capital stock of the Corporation, $110.00 per share together with, in all cases, all past accrued and unpaid dividends. In the event that the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon the outstanding Preferred Shares.

             (ii) After payment to holders of Preferred Shares of the full preferential amounts as aforesaid or after funds sufficient to pay such amounts have been set apart for payment, holders of Preferred Shares as such shall have no further right or claim to any of the remaining assets of the Corporation.

            (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, shall not be deemed to be a liquidation, dissolution or winding up for the purposes of this Section 3.

         Section 4.   Exchange Rights

             The Corporation, at its sole potion, shall have the right to redeem all, but not less than all, of the Preferred Shares for Junior Subordinated Exchange Debentures of the Corporation ("Debentures") at any time after April 1, 1990, so long as the ratio between (a) the consolidated debt of the Corporation (i) for money borrowed or (ii) evidenced by a note, debenture or other similar instrument (including without limitation capitalized leases and purchase money mortgages) given in connection with the acquisition of any property or asset (including without limitation securities), any other debt which the Corporation has guaranteed or for which it is otherwise liable, and any amendment, renewal, extension, restructuring or refunding of any such debt ("Debt") and (b) the consolidated shareholders' equity of the Corporation, determined in accordance with generally accepted accounting principles (the "Debt/Equity Ratio"), based on the financial statements of the Corporation as of the end of its last fiscal year on a pro forma basis after giving effect to the exchange provided for herein and assuming such exchange occurs on the last day of such year, is not greater than five-to-one, provided that the Corporation shall have received an opinion of counsel that the exchange shall not adversely affect the exemption from registration of the original issuance of the Preferred Shares ("Exchange Opinion").

          Any holder of Preferred Shares has the right to exchange all, but not less than all, of the Preferred Shares held by him into Debentures at any time after the sale for cash of any class of equity securities of the Corporation or any corporation owning a majority of the Common Shares of the Corporation involving receipt by the Corporation or such corporation of not less than $15,000,000, so long as the Debt/Equity Ratio, based on the financial statements of the Corporation as of the end of its last fiscal year after giving effect to the exchange provided for herein and assuming such exchange occurs on the last day of such year, is not greater than five-to-one and provided that the Corporation shall have received an Exchange Opinion.

          Upon exchange, holders of outstanding Preferred Shares will be entitled to receive in exchange for each Preferred Share held by them at the date fixed for exchange (the "Exchange Date") $100.00 (if the Exchange Date is on or before April 1, 1993) or $110.00 (if the Exchange Date is after April 1,
1993) principal amount of Debentures together with all then accrued and unpaid dividends on such Preferred Share for all dividend payment dates on or prior to the Exchange Date, provided, however, that, if fewer than 10 Preferred Shares are held, then no Debenture shall be issued and the holder shall receive in lieu of such Debenture a cash payment of $100.00 per Preferred Share (if the Exchange Date is on or before April 1, 1993) or $110.00 per Preferred Share (if the Exchange Date is after April 1, 1993) together with all then accrued and upaid dividends on such Preferred Share for all dividend payment dates on or prior to the Exchange Date.

            Notice of the exchange (the "Exchange Notice") shall, in the case of an exchange at the option of the Corporation, be given by the Corporation by mailing, postage prepaid, a copy of such notice to each holder of record of the Preferred Shares at its address then appearing on the books of the Corporation and, in the case of an exchange at the option of the holder, be given by the holder by mailing, postage prepaid, a copy of such notice to the Corporation; the Exchange Notice shall designate the Exchange Date, which date shall be not less than 60 nor more than 90 days following the date of the Exchange Notice.

            Prior to giving the Exchange Notice, or promptly following the first receipt of an Exchange Notice from any holder, the Corporation shall execute and deliver, with a bank or trust company selected by the Corporation, an Indenture relating to the Debentures substantially in the form on file with the Secretary of the Corporation on the date of the first issuance of Preferred Shares, with such changes as may be required by law, stock exchange rule or usage or that do not adversely affect the interests of the holders of the Debentures. The Corporation will mail to the holder of any Preferred Shares a copy of the Indenture without charge within ten days after receipt of written request therefor addressed to the Secretary at the principal office of the Corporation. Prior to the giving of the Exchange Notice (or prior to the Exchange Date if the Exchange Notice is given by a holder), the Corporation shall file at the office of the exchange agent for such Debentures an opinion of counsel to the effect that the Indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary), and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters); that the Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Preferred Shares, will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture (as aforesaid); that the exchange of the Debentures for the Preferred Shares shall not violate the laws of the State of

Ohio; and that the exchange of the Debentures for the Preferred Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") or, if no such exemption is available, that the Debentures have been duly registered for such exchange under the Act.

            On the Exchange Date, each holder of the Preferred Shares to be exchanged shall surrender the certificates evidencing all Preferred Shares owned by such holder to the Corporation at the principal office of the Corporation, against delivery of Debentures by the Corporation to the holder. The certificates shall be duly endorsed in blank or accompanied by a written instrument or instruments of transfer in form and substance satisfactory to the Corporation, duly executed by the holder or an authorized representative of the holder; such certificates shall bear no legends and the Preferred Shares represented thereby shall not be subject to any restrictions or encumbrances other than any legends, restrictions or encumbrances imposed or created by the Corporation. From and after the Exchange Date and notwithstanding that the certificates evidencing any Preferred Shares to be exchanged shall not have been surrendered, all rights of the holders thereof with respect to such Preferred Shares shall forthwith after such date cease and terminate, except only the right of the holders to receive the Debentures upon surrender of their certificates therefor.

             The Debentures shall bear interest at the rate of 12% per annum, payable in semi-annual installments on April 1 and October 1 in each year, commencing with the first such date immediately preceeding the date of issuance of the Debentures or, if the date of issuance or the Debentures is on either of such dates, commencing on such date. The Debentures may be redeemed in whole or in part at the sole option of the Board of Directors of the Corporation at any time from April 1, 1990 through April 1, 1998 upon payment to the holder thereof of the following redemption price (expressed as a percentage of principal amount):

If redeemed during the
twelve month period
beginning April 1,                       Redemption Price
----------------------                  ----------------
    1990-1992                                 103%
         1993                                 102
         1994                                 101
    1995 and thereafter                       100

together with any accrued and unpaid interest.

             The indebtedness evidenced by the Debentures will be subordinate to prior payment in full of the principal of, and premium, if any, and interest on all Debt of the Corporation, including without limitation the Corporation's 12 3/8% Senior Subordinated Notes due 1997 and any additional indebtedness of the Corporation (other than convertible indebtedness) issued subsequent to the date the Preferred Shares are issued, upon any distribution of assets of the Corporation in any liquidation, dissolution or winding up of the Corporation. The indebtedness evidenced by the Debentures will be senior to the Preferred Shares, Common Shares and any convertible indebtedness issued subsequent to the date the Preferred Shares are issued.

         Section 5. Redemption

            The Preferred Shares shall be subject to redemption by the Corporation in accordance with the following provisions:

            (a) Exercise. The Corporation shall have the right, exercisable by the affirmative vote of a majority of its Board of Directors, to redeem from any holder of Preferred Shares any number of Preferred Shares at any time so long as the Debt/Equity Ratio, based on the financial statements of the Corporation as of the end of its last fiscal year after giving effect to the redemption provided for herein and assuming such redemption occurs on the last day of such year, is not greater than three-to-one. The price (the "Redemption Price") at which the Preferred Shares are to be redeemed shall be as follows:

If redeemed during the
twelve month period                                  Redemption Price
beginning April 1,                                       Per Share
-----------------------                              ----------------
     1987-1992                                            $103.00
     1993                                                  112.20
     1994                                                  111.10
     1995 and thereafter                                   110.00

together with all past accrued and unpaid dividends on such Preferred Shares for all dividend payment dates on or prior to the date fixed for redemption (the "Redemption Date").

         (b) Redemption Notice. Notice of the redemption (the "Redemption Notice") shall be given by the Corporation by mailing, postage prepaid, a copy of such notice to each holder of record of the Preferred Shares to be redeemed, at its address then appearing on the books of the Corporation. The Redemption Notice shall state the Redemption Date, which date shall be not less than 30 days following the date of the Redemption Notice (or, if not a business day, the next following business day), the number of Preferred Shares to be redeemed from the holder thereof and the full price to be paid upon redemption.

         (c) Redemption Closing. On the Redemption Date, the holder of the Preferred Shares to be redeemed shall surrender the certificates evidencing such shares to the Corporation at the principal office of the Corporation, against delivery by the Corporation to the holder of a certified or official bank check in an amount equal to the Redemption Price. The certificates shall be duly endorsed in blank or accompanied by a written instrument or instruments of transfer in form and substance satisfactory to the Corporation, duly executed by the holder or an authorized representative of the holder; such certificates shall bear no legends and the Preferred Shares represented thereby shall not be subject to any restrictions or encumbrances other than any legends, restrictions or encumbrances imposed or created by the Corporation. If less than all the shares represented by any such surrendered certificates are to be redeemed, a new certificate shall be issued by the Corporation to the holder representing any unredeemed shares. From and after the Redemption Date (unless the Corporation defaults in payment of the Redemption Price) and notwithstanding that the certificates evidencing any Preferred Shares shall not have been surrendered, all rights of the holders thereof with respect to the Preferred Shares shall forthwith after such date cease and terminate, except only the right of the holders to receive the Redemption Price on such shares upon surrender of their certificates therefor.

B. Common Shares

         The Common Shares shall be subject to the terms of the Preferred Shares. Each Common Share shall be equal to every other Common Share in all respects. The holders of Common Shares shall be entitled to one vote for each Common Share upon all matters presented to the shareholders of the Corporation, except as and to the extent otherwise provided for in these Amended Articles of Incorporation. Dividends on the Common Shares shall be paid on such dates and in such amounts as declared from time to time by the Directors of the Corporation; provided, however, that no dividend or distribution shall be declared or paid with respect to any Common Share unless the same is declared and paid with respect to all Common Shares; further provided, however, that no dividend shall be paid or declared and set apart for payment to holders of Common Shares unless all accrued and unpaid dividends on the Preferred Shares shall have first been paid or declared and set apart for payment.

                              V. Pre-Emptive Rights

         Except as otherwise provided herein, no holders of any class of shares of the Corporation shall have any pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation.

                              VI. Share Repurchases

         The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

                            VII. Voting Requirements

         Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Amended Articles of Incorporation, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

                           VIII. Superseding Articles

         These Amended Articles of Incorporation of the Corporation supersede and take the place of the heretofore existing Articles of Incorporation of the Corporation.

                                                                      05179-0101

                                THE STATE OF OHIO

                                    BOB TAFT

                               Secretary of State

                                     326402

                                   CERTIFICATE

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: AMD CHL of:

         MOTOR WHEEL CORPORATION

                                         Recorded on Roll 5179 at Frame 0102 of
United States of America                 the Records of Incorporation and
    State of Ohio                        Miscellaneous Filings.
Office of the Secretary of State

                                         Witness my hand and the seal of the
                                         Secretary of State at Columbus, Ohio,
           [SEAL]                        this 6TH day of JUNE    ,
                                         A.D. 1995.

                                        /s/ Bob Taft
                                        BOB TAFT
                                        Secretary of State

[SEAL]           Prescribed by                           Charter No. 326402
                 BOB TAFT, Secretary of State            Approved CR
                 30 East Broad Street, 14th Floor        Date 6-6-95
                 Columbus, Ohio 43266-0418               Fee 35.00
                                                         C506713001

                            CERTIFICATE OF AMENDMENT
              BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

               Motor Wheel Corporation
--------------------------------------------------------------------------------
                              (Name of Corporation)

               Richard W. Tuley
----------------------------------------------------, who is :
                                              Executive
[ ] Chairman of the Board  [ ] President  [X] Vice President (Please check one.)

and Dale R. Martin , who is:

[X] Secretary              [ ] Assistant Secretary (Please check one.)
of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on March 14, 1995 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

                        RECEIVED                    RECEIVED

                        JUN 06 1995                 MAY 25 1995

                        BOB TAFT                    BOB TAFT
                        SECRETARY OF STATE          SECRETARY OF STATE

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 8th day of May 1995.

       Richard W. Tuley                              Dale R. Martin
By ----------------------------------      By ----------------------------------
  (Executive Vice President)                  (Secretary, Assistant Secretary)

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES. TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.

SHARE

                            MOTOR WHEEL CORPORATION

                                 CERTIFICATION

         I hereby certify that I am the duly elected Secretary of MOTOR WHEEL CORPORATION, an Ohio corporation, and that the following is a true, complete and correct copy of a shareholder resolution authorized and issued by MWC Holdings, Inc. as the sole shareholder of Motor Wheel Corporation, on March 14, 1995:

         RESOLVED, that the President of MWC Holdings, Inc. (the "Company") be and hereby is authorized, on behalf of the Company, as the sole shareholder of Motor Wheel Corporation (the "Corporation"), to consent in writing to the adoption of the following shareholder resolution, effective as of Tuesday, the 14th day of March, 1995:

                  WHEREAS, the holder of all of the issued voting stock of this Corporation has consented in writing and authorized the Board of Directors and officers of this Corporation to change the principal office from its listed present location at 316 East Market Street, City of Akron, County of Summit, State of Ohio, to 428 Seiberling Street, City of Akron, County of Summit, State of Ohio, which consent is now on file in the office of this Corporation, be it

                  RESOLVED, that the Secretary of the Corporation is hereby directed, in accordance with the provisions of Section 1701.69 of the Ohio General Corporation Law, to file in the office of the Secretary of State where the original Articles of Incorporation are, a copy of this resolution, together with a copy of an affidavit showing that the sole shareholder of the Corporation has authorized such change in the location of the principal office of this Corporation, duly certified by the Secretary of the Corporation under the Corporate Seal, and it is further

                                                                        RECEIVED

                                                                     MAY 25 1995

                                                                        BOB TAFT
                                                              SECRETARY OF STATE

                  RESOLVED, that the officers of the Corporation are hereby authorized to do any and all other acts necessary in their judgement and required by law to effect the change of the principal office of this Corporation.

         IN WITNESS WHEREOF, I hereunto affix my name as Secretary and have caused the corporate seal of said Corporation to be affixed this 8th day of May, 1995.

                                               Dale R. Martin
                                               ---------------------------------
                                                         Secretary

(SEAL)

                      Ohio Secretary of State Return Slip
                           Amendment/Amended articles

                                              May 31, 1995

Motor Wheel Corporation              NOTE: THIS RETURN SLIP CREDITED IN THE
2501 Woodlake Circle                 AMOUNT OF $ 0 MUST ACCOMPANY THE CORRECTED
Okemos, MI 48864-5955                DOCUMENTS. COMPLETED DOCUMENTS MUST BE
                                     RETURNED WITHIN 30 DAYS OR A REFUND WILL BE
                                     ISSUED.

Re: Motor Wheel Corporation

Document No___________                              Additional Fee Required: $35

Dear Sir or Madam:

    The enclosed documents are being returned unfiled for the following reason(s):

_________1.  The corporation's name must appear at the top of the certificate exactly the same as in our records. Please see correct name above.

_________2.  The certificate must be signed by 2 officers of the corporation.
             One signature must be that of the chairman of the board, president or vice-president and the second signature must be that of the secretary or assistant secretary. One individual may not sign in both capacities and, if necessary, an election or appointment must be made for this purpose.

             _______ if the corporation has a close corporation agreement in effect, the enclosed Close Corporation Affidavit may be completed.

_________3.  Our records indicate that the principal office is located in
             ___________________ However, the location given on the certificate is ________________ If the location has been changed (to a attachment city or county), then an additional resolution must be adopted. Changing the principal office location, include the appropriate county.

_________4.  Indicate what manner of adoption was used in passing the resolution to amend the Articles of Incorporation. If a meeting was held, include the percentage of the voting power that passed the resolution. A ________ vote is required.

_________5.  The new name you have chosen is not available without the written consent of _______ You may contact the prior registrant at
             ___________________________________________________________________
             ____________________ If consent cannot be obtained, please contact this article before filing another name to ensure that the alternate name is available.

_________6.  The corporation must submit its Form 7 (Annual Statement of
             Promotion of Capital Stock) for the year(s) _____ The Form 7 should reflect corporate activities in Ohio during the previous year. The forms are enclosed.

_________7.  We are unable to accept photostat copies. Original documents and signatures are required.

_________8.  When a corporation is amending its articles of incorporation in its entirety, the certificate must contain a superseding cause stating that the adopted amended articles of incorporation shall supersede the existing articles of incorporation and amendments thereto.

_________9.  The corporation was cancelled by Ohio Department of Taxation on
             __________. Before filing the amendment/amended articles, you must contain a D-3 (Certificate of Reinstatement) from the Ohio Department of Taxation (1030 Freeway Drive North, Columous, Ohio 43229.(614) 433-7636). The D-3 must then be held with the Secretary of State, together with a $1000 filing fee in addition to the amendment documents.

________10.  Your non-profit corporation was cancelled on _______ for failure to file its statements of continued existence. Please fill out the enclosed Application for Reinstatement, submit a $1000 filing fee and return all the enclosed amendment documents.

________11.  The corporation's articles were cancelled on _______ for failure to file the Professional Annual Shareholders Reports. Before the filing the Amendment/Amended Articles, you must complete the enclosed Application for Reinstatement and annual reports for the year(s)_______ A filing fee of $1000 must be submitted and resumed together with your amendment/amended articles.

                              AGREEMENT OF MERGER

                         MERGING GENEVA METAL WHEEL CO.
                          INTO MOTOR WHEEL CORPORATION

         AGREEMENT OF MERGER, made and entered into this 23rd day of December, 1975, by and between MOTOR WHEEL CORPORATION, a corporation organized and existing under the laws of the state of Ohio (hereinafter referred to as "Motor Wheel"), and GENEVA METAL WHEEL CO., a corporation organized and existing under the laws of the state of Ohio (hereinafter referred to as "Geneva").

                                  WITNESSETH:

         WHEREAS, the Boards of Directors of Motor Wheel and Geneva deem it advisable and for the general welfare and advantage of the respective corporations and their respective shareholders that Motor Wheel merge into itself Geneva and that Geneva should be merged into Motor Wheel, as authorized by the provisions of Title 17, Chapter 1701 of the Revised Code of Ohio, as amended, under and pursuant to the terms and conditions hereinafter set forth; and

         WHEREAS, Motor Wheel is authorized by its Articles of Incorporation to issue a maximum of One Thousand (1,000) shares of common stock of the par value of One Dollar ($1.00) each, all of which have been issued and are presently outstanding; and

         WHEREAS, Geneva is authorized by its Articles of Incorporation to issue a maximum of Two Hundred Fifty (250) shares of common stock, having no par value, of which One Hundred (100) shares have been issued and are presently outstanding;

         NOW, THEREFORE, in consideration of the mutual agreements and conditions herein contained, Motor Wheel and Geneva hereby agree, in accordance with the applicable laws of the State of Ohio, that Geneva be merged with and into Motor Wheel, that Motor Wheel shall be the continuing and surviving corporation (hereinafter referred to as the "Surviving Corporation"), the name of which shall continue to be Motor Wheel Corporation, and that the terms and conditions of the merger, the mode of carrying it into effect, and the manner and basis of converting the shares of Geneva into shares of Motor Wheel are and shall be as follows:

         FIRST: The name of the corporations merging and the names of the states under the laws of which the respective corporations are organized, are:

  Name of Corporation          State of Incorporation
  -------------------          ----------------------
Motor Wheel Corporation                  Ohio
Geneva Metal Wheel Co.                   Ohio

The name of the Surviving Corporation is and shall be:

                            Motor Wheel Corporation

         SECOND: The place in the State of Ohio where the principal office of the Surviving Corporation is to be located is the City of Akron, in Summit County.

         THIRD: The purposes for which the Surviving Corporation is Formed are:

         (a) To manufacture, purchase, or otherwise acquire, to sell, lease, distribute or otherwise dispose of, and to deal in and render any service in respect of, wheels rims, axles, bearings, hubs, brake drums, space heaters, and air conditioners, and other parts, components, and accessories for vehicles and portable equipment, and carry on and conduct the general business of manufacturing and merchandising;

         (b) To manufacture, to purchase, lease or other-wise acquire to hold and use, to sell, lease or otherwise dispose of, and to deal in or with personal property of any description and any interest therein;

         (c) To purchase, lease, or otherwise acquire, to invest in, hold, use and encumber, to sell, lease, exchange, transfer, or otherwise dispose of, and to construct, develop, improve, equip, maintain, and operate structures and real property of any description and any interest therein;

         (d) To borrow money, to issue, sell, and pledge its notes, bonds, and other evidences of indebtedness, to secure any of its obligations by mortgage, pledge, or deed of trust of all or any of its property, and to guarantee and secure obligations of any person, all to carrying out any of the purpose of the Corporation;

         (e) To invest its funds in any shares or other securities of another corporation, business, or undertaking or of a government, governmental authority, or governmental subdivision; and

         (f) To do whatever is deemed necessary, useful, or conducive to carrying out any of the purposes of the Corporation and to exercise all other authority enjoyed by corporations generally by virtue of the provisions of the Ohio General Corporation Law.

         FOURTH: The authorized number of shares of the Surviving Corporation is One Thousand Five Hundred(1,500), all of which are Common Shares with a par value of One Dollar($1.00) each.

         FIFTH: The Surviving Corporation, by action of its directors, and without action by its shareholders, may purchase its own shares in accordance with the provisions of the Ohio General Corporation Law. Such purchases may be made either in the open market or at public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the Corporation, and at such prices as the directors shall from time to time determine.

         SIXTH: The directors and officers of the Surviving Corporation shall continue in office until the next annual meeting shareholders and until their successors shall have been duly elected and qualified.

         SEVENTH: The present Code of Regulation of Motor Wheel shall be Code of Regulations the Surviving Corporation until changed or repealed according to the provisions thereof.

         EIGHTH: Fredrick S Myers, whose address is 1144 East Market Street, in the City of Akron, County of Summit, State of Ohio, a natural person and resident of said County, is hereby appointed as the statutory agent of the Surviving Corporation on whom any process, notice or demand against the Surviving Corporation or Geneva may be served.

         NINTH: The mode of carrying into effect the merger and the manner and basis of converting the shares of common stock of Motor Wheel and Geneva into shares of common stock of the Surviving Corporation forthwith upon Effective Date are as follows:

         (a) Each of the outstanding shares of Common Stock of Geneva, no par value, which is issued and outstanding on the Effective Date shall, by virtue of the merger and without any action on the part of the holders thereof, be converted into shares of the Common Stock of the Surviving Corporation at the rate of one (1) share of Common Stock of the Surviving Corporation for one
              (1) share of Geneva Common Stock.

         (b) Each of the outstanding shares of Common Stock of Motor Wheel, One Dollar ($1.00) par value, which is issued and outstanding on the Effective Date shall, by virtue of the merger and without any action on the part of the holders thereof, be converted into shares of the Surviving Corporation at the rate of one (1) share of common Stock of the Surviving Corporation for one (1) share of Motor Wheel Common Common Stock.

         (c) The holders of shares of the Common Stock of Geneva shall, upon the Effective Date of this Agreement of Merger, surrender and exchange their outstanding share certificates in Motor Wheel and Geneva for new share certificate in the Surviving Corporation representing the number of shares to which they are entitled under clause (a) of this paragraph NINTH of this Agreement of Merger. The present shareholder of Motor Wheel shall retain the share certificate presently held by it, which shares shall represent the shares of the Surviving Corporation in a like number, as provided in clause (b) of this paragraph NINTH of this Agreement of Merger.

         (d) No fractional shares of Common Stock of the Surviving Corporation shall be issued upon or in connection with the merger.

                              CERTIFICATE OF MERGER
                                       OF
                             GENEVA METAL WHEEL CO.
                                      INTO
                             MOTOR WHEEL CORPORATION

         The undersigned, a Vice President and the Assistant Secretary of Motor Wheel Corporation, and the President and the Secretary of Geneva Metal Wheel Co., pursuant to Section 1701.81 of the Revised Code of Ohio, do hereby certify that the attached is a signed Agreement of Merger between Motor Wheel Corporation and Geneva Metal Wheel Co., duly adopted in accordance with the laws of the State of Ohio as set forth in the Certificate of Vice President and Assistant Secretary of Motor Wheel Corporation and in the Certificate of President and Secretary of Geneva Metal Wheel Co. attached to the said Agreement of Merger; said Agreement of Merger and said Certificates are, hereby incorporated herein and by specific reference made a part hereof.

                                            /s/ Bruce M Robertson
                                            ------------------------------------
                                            Bruce M Robertson, Vice President,
                                            Motor Wheel Corporation

                                            /s/ John Davies
                                            ------------------------------------
                                            John Davies, Assistant Secretary,
                                            Motor Wheel Corporation

                                            /s/ Richard A Jay
                                            ------------------------------------
                                            Richard A Jay, President,
                                            Geneva Metal Wheel Co.

                                            /s/ Fredrick S Myers
                                            ------------------------------------
                                            Fredrick S Myers, Secretary,
                                            Geneva Metal Wheel Co.

STATE OF OHIO    )
                 ) SS
COUNTY OF SUMMIT )

         Before me, a Notary Public in and for said county, personally appeared the above named Bruce M Robertson, John Davies, Richard A Jay, and Fredrick S Myers, who acknowledged that they did sign the foregoing instrument and that the same was their free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Akron, Ohio, this 23rd day of December, 1975.

                                                 /s/ June G. Nance
                                            ------------------------------------
                                                     Notary Public

My commission expires:

June 20, 1978

         TENTH: The merger herein provided shall become effective at and as of, and shall be effective from and after, the close of business on December 31, 1975, which shall be deemed to be at 11:59.99 P.M. on December 31, 1975 (the "Effective Date") (provided, that this Agreement of Merger shall have been duly filed in the office of the Secretary of State of Ohio as required by and in accordance with the laws of the State of Ohio prior to the said Effective Date); whereupon the separate existence of Geneva shall cease, and Geneva and Motor Wheel shall be merged into the Surviving Corporation in accordance with this Agreement of Merger.

         ELEVENTH: Surviving Corporation shall be possessed of all assets and properties of every description, and every interest therein, wherever located, and all of the rights, privileges, immunities, powers, franchises, and authority of a public as well as of a private nature, of Motor Wheel and Geneva, and all obligations belonging to or due to Motor Wheel and Geneva shall be vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest therein vested in Motor Wheel or Geneva shall not in any manner be impaired by reason of this merger. Motor Wheel and Geneva shall execute and cause to be delivered any and all conveyances, assignments, deeds, or other instruments, and shall take any and all actions, as shall be necessary to vest property or rights of Motor Wheel or Geneva in the Surviving Corporation.

         The Surviving Corporation shall be liable for all of the obligations of Motor Wheel and Geneva. All of the rights of creditors of Motor Wheel and Geneva are preserved unimpaired, and all lines, if any, upon the properties of Motor Wheel and Geneva are preserved unimpaired.

         IN WITNESS WHEREOF, Motor Wheel Corporation and Geneva Metal Wheel Co. have caused this Agreement of Merger to be executed in their respective corporate names and their respective corporate seals to be affixed hereto by their Vice President and President, respectively, and their Assistant Secretary and Secretary, respectively, each thereunto duly authorized by their respective Boards of Directors and shareholders on the day and year first above written.

[Corporate Seal]                                MOTOR WHEEL CORPORATION

Attest: /s/ John Davies                         By /s/ Bruce M Robertson
        -------------------------                  -----------------------------
            John Davies                                Bruce M Robertson
        Assistant Secretary                              Vice President

[Corporate Seal]                                GENEVA METAL WHEEL CO.

Attest: /s/ Fredrick S Myers                    By /s/ Richard A Jay
        -------------------------                  -----------------------------
            Fredrick S Myers                           Richard A Jay
              Secretary                                  President

STATE OF OHIO    )
                 ) SS
COUNTY OF SUMMIT )

         Before me, a Notary Public in and for said county, personally appeared Bruce M Robertson, Vice President, and John Davies, Assistant Secretary, of Motor Wheel Corporation, the corporation which executed the foregoing instrument, who acknowledged that the seal affixed to said instrument is the corporate seal of said corporation; that they did sign and seal said instrument as Vice President and Assistant Secretary in behalf of said corporation and by authority of its Board of Directors and shareholders; and that said instrument is their free act and deed individually and as Vice President and Assistant Secretary and the free and corporate act and deed of said Motor Wheel Corporation.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Akron, Ohio, this 23rd day of December, 1975.

                                                        /s/ June G. Nance
                                                    ----------------------------
                                                            Notary Public

My commission expires:

June 20, 1978

STATE OF OHIO    )
                 ) SS
COUNTY OF SUMMIT )

         Before me, a Notary Public in and for said county, personally appeared Richard A Jay, President, and Fredrick S Myers, Secretary, of Geneva Metal Wheel Co., the corporation which executed the foregoing instrument, who acknowledged that the seal affixed to said instrument is the corporate seal of said corporation; that they did sign and seal said instrument as President and Secretary in behalf of said corporation and by authority of its Board of Directors and shareholders; and that said instrument is their free act and deed individually and as President and Secretary and the free and corporate act and deed of said Geneva Metal Wheel Co.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Akron, Ohio, this 23rd day of December, 1975.

                                                         /s/ June G. Nance
                                                         -----------------------
                                                             Notary Public

My commission expires:

June 20, 1978

                                 CERTIFICATE OF
                          VICE PRESIDENT AND ASSISTANT SECRETARY
                                       OF
                             MOTOR WHEEL CORPORATION

         The undersigned, Bruce M Robertson, Vice President, and John Davies, Assistant Secretary, of Motor Wheel Corporation, an Ohio corporation, do hereby certify, as Vice President and Assistant Secretary of the said corporation, that the Agreement of Merger to which this Certificate is attached, having been first duly approved by resolution of the Boards of Directors of Motor Wheel Corporation and Geneva Metal Wheel Co., the parties to the Agreement of Merger, was duly submitted to the shareholders of Motor Wheel Corporation at a Special Meeting of Shareholders, called and held separately from the meeting of shareholders of any other corporation for the purpose of considering and adopting or rejecting the said Agreement of Merger upon due notice accompanied by a copy of the said Agreement of Merger given to all shareholders of Motor Wheel Corporation, which meeting was held on the 23rd day of December, 1975, and at which quorum of shareholders was present in person or by proxy, and that the said Agreement of Merger was adopted by the affirmative vote of the holder of all of the shares of Motor Wheel Corporation.

         IN WITNESS WHEREOF, the undersigned acting for and on behalf of Motor Wheel Corporation have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 23rd day of December, 1975.

                                              /s/ Bruce M Robertson
                                              ----------------------------------
                                              Bruce M Robertson, Vice President,
                                              Motor Wheel Corporation

[Corporate Seal of
Motor Wheel Corporation]

                                              /s/ John Davies
                                              ---------------------------------
                                              John Davies, Assistant Secretary,
                                              Motor Wheel Corporation

STATE OF OHIO    )
                 ) SS
COUNTY OF SUMMIT )

         Before me, a Notary public in and for said county, personally appeared the above named Bruce M Robertson and John Davies, who acknowledged that they did sign the foregoing instrument and that the same was their free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Akron, Ohio, this 23rd day of December, 1975.

                                                         /s/ June G. Nance
                                                         -----------------------
                                                             Notary Public

  My commission expires:

     June 20, 1978

                                 CERTIFICATE OF
                            PRESIDENT AND SECRETARY
                                       OF
                             GENEVA METAL WHEEL CO.

         The undersigned, Richard A Jay, President, and Fredrick S Myers, Secretary, of Geneva Metal Wheel Co., an Ohio corporation, do hereby certify, as President and Secretary of the said corporation, that the Agreement of Merger to which this Certificate is attached, having been first duly approved by resolution of the Boards of Directors of Geneva Metal Wheel Co. and Motor Wheel Corporation, the parties to the Agreement of Merger, was duly submitted to the shareholders of Geneva Metal Wheel Co. at a Special Meeting of Shareholders, called and held separately from the meeting of shareholders of any other corporation for the purpose of considering and adopting or rejecting the said Agreement of Merger upon due notice accompanied by a copy of the said Agreement of Merger given to all shareholders of Geneva Metal Wheel Co., which meeting was held on the 23rd day of December, 1975, and at which a quorum of shareholders was present in person or by proxy, and that the said Agreement of Merger was adopted by the affirmative vote of the holder of all of the shares of Geneva Metal Wheel Co.

         IN WITNESS WHEREOF, the undersigned acting for and on behalf of Geneva Metal Wheel Co. have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 23rd day of December, 1975.

                                              /s/ Richard A Jay
                                              ---------------------------------
                                              Richard A Jay, President,
                                              Geneva Metal Wheel Co.

[Corporate Seal of
Geneva Metal Wheel Co.]

                                              /s/ Fredrick S Myers
                                              ---------------------------------
                                              Fredrick S Myers, Secretary,
                                              Geneva Metal Wheel Co.

STATE OF OHIO    )
                 ) SS
COUNTY OF SUMMIT )

         Before me, a Notary public in and for said county, personally appeared the above named Richard A Jay and Fredrick S Myers, who acknowledged that they did sign the foregoing instrument and that the same was their free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Akron, Ohio, this 23rd day of December, 1975.

                                                         /s/ June G. Nance
                                                         -----------------------
                                                             Notary Public

  My commission expires:

     June 20, 1978

                                THE STATE OF OHIO

                                    BOB TAFT

                               Secretary of State

                                     326402

                                   CERTIFICATE

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: AMD MIS CHN of

    HAYES LEMMERZ INTERNATIONAL - OHIO, INC. FORMERLY MOTOR WHEEL CORPORATION

                                     Recorded on Roll 6166 at Frame 0139 of the
                                     Records of Incorporation and Miscellaneous
                                     Filings.

    UNITED STATES OF AMERICA         WITNESS MY HAND AND THE SEAL OF THE
         STATE OF OHIO               SECRETARY OF STATE AT COLUMBUS, OHIO, THIS
OFFICE OF THE SECRETARY OF STATE     5TH DAY OF FEB  . A.D. 1998.

            [SEAL]                   /s/ BOB TAFT
                                     ---------------
                                     BOB TAFT
                                     Secretary of State

         BOB TAFT, Secretary of State        326402   Approved  CR
[SEAL]   30 East Broad Street, 14th Floor             Date  2-5-98
         Columbus, Ohio 43266-0418                    Fee  35.00
         Form SH-AMD (January 1991)
                                                      98020600801


                            CERTIFICATE OF AMENDMENT
              BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

Motor Wheel Corporation
--------------------------------------------------------------------------------
                              (Name of Corporation)

Daniel M. Sandberg, Who is: [ ] Chairman of the Board     [ ] President
                            [X] Vice President (check one)

and

Patrick B. Carey, who is: [ ] Secretary   [X] Assistant Secretary (Check one)

of the above named Ohio corporation for profit do hereby certify that:(check the appropriate box and complete the appropriate statements)

[ ] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on ____________, 19_________ at which meeting a quorum of the shareholders was present in person or by proxy; and by the affirmative vote of the holders of share entitling them to exercise ______% of the voting power of the corporation.

[X] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

     that Article I of the Amended Articles of Incorporation shall be amended such that the name of the Corporation shall be "Hayes Lemmerz International
     - Ohio, Inc."

                                           RECEIVED

                                          FEB 05 1998

                                            BOB TAFT
                                       SECRETARY OF STATE

     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their name this 12th day of January, 1998.

                                    By  /s/ Daniel M. Sandberg
                                      --------------------------
                                           (Vice President)

                                    By   /s/ Patrick B. Carey
                                      --------------------------
                                        (Assistant Secretary)

     (OHIO - 613 - 3/4/91)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.